               NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

[GRAPHIC APPEARS HERE]                                     CUSIP NO. 656541 20 8

                                                          [GRAPHIC APPEARS HERE]
                             [LOGO APPEARS HERE]
                                   NorStar
                                 GROUP, INC.


                 AUTHORIZED COMMON STOCK, 150,000,000 SHARES
                               PAR VALUE: $0.01

THIS CERTIFIES THAT JERRY SAVER

IS THE RECORD HOLDER OF *TWENTY FIVE THOUSAND*

                --Shares of NORSTAR GROUP, INC, Common Stock--

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: JULY 09, 1999

                            [GRAPHIC APPEARS HERE]
                             NorStar Group, Inc.
                                  CORPORATE
                                     Seal

                                     UTAH


/s/ illegible                                /s/ illegible
-------------------------------              -----------------------------------
                      SECRETARY                                        PRESIDENT

[LOGO] INTERWEST TRANSFER CO. INC.  COUNTERSIGNED & REGISTERED   /s/ illegible
       P.O. BOX 17136/SALT LAKE CITY, UTAH 84117                 ---------------